UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2020

Prevail Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38939	82-2129632
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, Suite 1520 New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (917) 336-9310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of William H. Carson, M.D.

The board of directors (the “Board”) of Prevail Therapeutics Inc. (the “Company”) appointed William H. Carson, M.D. to serve as a director of the Company, effective September 9, 2020. Dr. Carson’s term will expire at the Company’s 2021 annual meeting of stockholders.

Dr. Carson, age 61, has served as Chairman of Otsuka Pharmaceutical Development & Commercialization, Inc. (“OPDC”) since January 2020 and previously served as President and Chief Executive Officer of OPDC from 2010 to January 2020. Dr. Carson joined Otsuka America Pharmaceutical, Inc. in 2002 as Vice President, CNS/Aripiprazole, eventually serving as Vice President, Global Clinical Development and then Senior Vice President, Global Clinical Development at OPDC prior to his elevation to President and Chief Executive Officer, overseeing the development of Otsuka-discovered compounds. Prior to joining Otsuka, from 1998 to 2002, Dr. Carson was Group Director in Neuroscience Clinical Research and Development at Bristol Myers Squibb, or BMS. Earlier in his career, Dr. Carson was an Associate Professor and Director of the Inpatient and Partial Hospital Program at the Medical University of South Carolina. In addition to serving as Chairman of OPDC, Dr. Carson serves as a member of the board of directors of Excision BioTherapeutics, a private biotechnology company, and Internet 2, a not-for-profit organization. He is also Board Chair Emeritus of the Sphinx Organization, a not-for-profit organization advocating for parity and inclusion in the arts. Dr. Carson received an A.B. in History and Science from Harvard University and earned an M.D. from Case Western Reserve University.

There is no arrangement or understanding between Dr. Carson and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Carson and any of the Company’s other directors or executive officers. Dr. Carson does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Carson will be compensated in accordance with the Company’s amended and restated non-employee director compensation policy. Pursuant to this policy, Dr. Carson will be entitled to receive a $38,750 annual retainer for his service on the Board. In addition, pursuant to this policy, on September 9, 2020, Dr. Carson was granted an initial option grant to purchase 34,000 shares of the Company’s common stock at an exercise price of $11.11 per share, the closing price of the Company’s common stock as reported by The Nasdaq Global Select Market on that date. This option vests in equal monthly installments over a 36-month period. In addition, pursuant to the Company’s amended and restated non-employee director compensation policy, Dr. Carson will be eligible for an annual option grant to purchase 17,000 shares of the Company’s common stock, which will be granted in connection with the Company’s Annual Meeting of Stockholders each year. Dr. Carson has also entered into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-231754), initially filed with the Securities and Exchange Commission on May 24, 2019.

Item 7.01	Regulation FD Disclosure.

On September 10, 2020, the Company issued a press release announcing the appointment of Dr. Carson to the Board.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVAIL THERAPEUTICS INC.

By:	/s/ Brett Kaplan, M.D.
Brett Kaplan, M.D. Chief Financial Officer

Dated:  September 10, 2020